UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2005

HERSHA HOSPITALITY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

510 Walnut Street, 9th Floor
Philadelphia, Pennsylvania 19106
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (215) 238-1046

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K filed on June 22, 2005 by Hersha Hospitality Trust, a Maryland real estate investment trust (“Hersha”), is being filed to amend and restate the prior filing and to include certain historical financial statements and pro forma financial information pursuant to Item 9.01 of Form 8-K related to the acquisition of the Courtyard by Marriott in Brookline, Massachusetts.

Item 2.01. Completion of Acquisition or Disposition of Assets

On May 4, 2005, Hersha Hospitality Limited Partnership (“HHLP”), the operating partnership subsidiary of Hersha, agreed to acquire the Courtyard by Marriott in Brookline, Massachusetts, which acquisition included the hotel, improvements, certain personal property and a pre-paid ground lease for the underlying land with a remaining term of approximately 90 years (the “Brookline Property”). Hersha previously reported its entry into this purchase agreement in its Quarterly Report on Form 10-Q, filed on May 10, 2005.

On June 16, 2005, HHLP completed the acquisition of the Brookline Property from Webster Street Hotel, LLC. The purchase price for the Brookline Property was approximately $54.5 million. A copy of the purchase agreement was filed as Exhibit 10.5 to the Quarterly Report on Form 10-Q, filed on May 10, 2005, and is incorporated herein by reference. In connection with this acquisition, a subsidiary of HHLP obtained (and HHLP guaranteed) a $39 million mortgage loan secured by the Brookline Property from Wachovia Bank, N.A.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

See Exhibit 99.1

(b)	Pro Forma Financial Information

See Exhibit 99.2

(c)	Exhibits

Exhibit 23.1	Consent of Dworken, Hillman, LaMorte & Sterczala, P.C.

Exhibit 99.1	Financial Statements of Business Acquired

Exhibit 99.2	Pro Forma Financial Statements

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: July 19, 2005	By:	/s/Ashish R. Parikh

Ashish R. Parikh
Chief Financial Officer